Exhibit 99.1

Roth CH Acquisition II Co. Announces Special Meeting Date Set for July 27, 2021 to Approve Proposed Merger with Reservoir

Stockholders of Record as of July 7, 2021 are Eligible to Vote at Special Meeting

Roth CH Acquisition II Co. Recommends All Stockholders Vote “FOR” ALL Proposals at Special Meeting

NEWPORT BEACH, JULY 12, 2021 – Roth CH Acquisition II Co. (“ROCC”) (Nasdaq: ROCC), a publicly traded special purpose acquisition company, today announced that its special meeting of stockholders (the “Special Meeting”) to consider the previously announced merger agreement with Reservoir Holdings, Inc. (“Reservoir” or the “Company”), a leading independent music company, has been set for July 27, 2021. Stockholders of record as of July 7, 2021 (the “Record Date”) are eligible to vote at the Special Meeting.

ROCC also announced that it has filed on July 8, 2021 with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement to be used in connection with the Special Meeting. The definitive proxy statement is available at www.sec.gov and is being mailed to stockholders of record as of the Record Date starting on or about July 9, 2021.

Upon closing, the combined company is expected to remain listed on the Nasdaq Capital Market with its common stock and warrants trading under the new ticker symbols, “RSVR” and “RSVRW”, respectively.

ROCC recommends all stockholders vote “FOR” ALL PROPOSALS in advance of the Special Meeting by telephone, via the Internet or by signing, dating and returning the proxy card upon receipt by following the easy instructions on the proxy card.

Your Vote FOR ALL Proposals Is Important, No Matter How Many or How Few Shares You Own!

If you have any questions or need assistance voting, please contact Advantage Proxy, Inc. by calling (877) 870-8565 or by email to ksmith@advantageproxy.com.

About Reservoir

Reservoir is an independent music company based in New York City and with offices in Los Angeles, Nashville, Toronto, London, and Abu Dhabi. Founded as a family-owned music publisher in 2007, the company has grown to represent over 130,000 copyrights and 36,000 master recordings with titles dating as far back as 1900, and hundreds of #1 releases worldwide. Reservoir holds a regular Top 10 U.S. Market Share according to Billboard’s Publishers Quarterly, was twice named Publisher of the Year by Music Business Worldwide’s The A&R Awards, and won Independent Publisher of the Year at the 2020 Music Week Awards.

The company also represents a multitude of recorded music through Chrysalis Records, Tommy Boy Records, and Philly Groove Records and manages artists through its ventures with Blue Raincoat Music and Big Life Management. For more information, visit www.reservoir-media.com.

About ROCC

ROCC is a blank check company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. ROCC is jointly managed by Roth Capital Partners and Craig-Hallum Capital Group. Its initial public offering occurred on December 10, 2020 raising approximately $115 million. For more information, visit www.rothch.com.

Additional Information

On April 14, 2021, ROCC, Roth CH II Merger Sub Corp. and Reservoir entered into an agreement and plan of merger agreement (the “Merger Agreement”), a copy of which was filed with the Current Report on Form 8-K by ROCC on April 15, 2021. In connection with the proposed merger with Reservoir pursuant to the Merger Agreement (the “Merger”) as more fully described in the Current Report on Form 8-K filed by ROCC with the SEC on April 15, 2021, ROCC has filed on July 8, 2021 with the SEC a definitive proxy statement for the stockholders of ROCC. Investors, stockholders and other interested persons are urged to read the definitive proxy statement as well as other documents filed with the SEC because these documents contain important information about ROCC, Reservoir and the Merger. A definitive proxy statement is being mailed or otherwise made available to stockholders of ROCC as of the Record Date starting on or about July 9, 2021. The stockholders of ROCC are also able to obtain a copy of the definitive proxy statement, without charge, by directing a request to: Roth CH Acquisition II Co., 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660. The definitive proxy statement can also be obtained, without charge, at the SEC’s website at www.sec.gov.

Participants in the Solicitation

ROCC and Reservoir and their respective directors and executive officers may be considered participants in the solicitation of proxies with respect to the Merger under the rules of the SEC. Information about the directors and executive officers of ROCC and any persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of ROCC in connection with the Merger is set forth in the definitive proxy statement filed by ROCC with the SEC on July 8, 2021. These documents can be obtained free of charge from the sources set forth in the preceding paragraph.

Contact Information

Roth CH II

John Lipman, COO

Roth CH Acquisition II Co.

rothch@roth.com

Reservoir Investor Relations

Alpha IR Group

Jackie Marcus or Mike Dwyer

RSVR@alpha-ir.com

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